Exhibit 99

       [LETTERHEAD OF BCB FINANCIAL SERVICES CORPORATION]

                         August 23, 1996



              PRESS RELEASE - FOR IMMEDIATE RELEASE

              CUMRU TOWNSHIP BRANCH SITE ANNOUNCED

     Berks County Bank has announced that it intends to open an office in Cumru Township between Rt. 222 and Rt. 724 in the K-Mart Shopping Plaza adjacent to the new Reading Medical West property (formerly known as Grossman's Lumber). This new office -- the Bank's fifth -- which is pending regulatory approval, is expected to open in early 1997.

     The new Shillington Office, which will be similar in style to the Bank's Exeter, Wyomissing and Pottstown Offices, will offer a full range of deposit and loan products as well as drive-up, night deposit, safe deposit and 24-hour ATM drive-up services. This office will also provide extended hours for the convenience of its busy customers.

     Nelson R. Oswald, President, commented that "We believe this is a logical step in responding to the many requests of Berks
County area residents and businesses that we open several more offices in suburban and rural areas of Berks County."